                                                                   EXHIBIT 10.36
                                             (Translated from German to English)

COPY

                                   AGREEMENT


dated  February 8, 1996
       ----------------

effective starting April 1, 1996 (effective date)
                   -------------

between

UNITED INTERNATIONAL PICTURES GmbH, P.O. Box 71 08 48, 60498 Frankfurt/Main (hereinafter referred to as "LICENSOR")

and

PRODAC GmbH, Max-Planck-Strasse 38, 50858 Cologne
(hereinafter referred to as "LICENSEE")

1. the LICENSOR hereby grants the LICENSEE a time-limited non-exclusive license within the scope of the prevailing copyright provisions and other applicable provisions to distribute FILMS for the purpose of hotel guest display in the HOTELS within the contract territory for the relevant presentation period.

2.   (a)   As consideration for the LICENSE granted hereinafter, the LICENSEE shall pay the LICENSOR a monthly license fee of DM [***] (in words:
           [***]) plus VAT; beginning on the above-captioned date (effective date of this agreement), the LICENSEE shall present films of the LICENSOR for at least 6 months of the contract term of 12 months.

           The LICENSEE may select a maximum of 30 titles from the respective program of the LICENSOR--dependent, however, on the latter's availability. This number shall increase by the number of titles which are selected by the LICENSEE which the LICENSOR is not able to deliver.

           Within one month, calculated from the effective date of this agreement, the LICENSOR shall also provide the LICENSEE with 20 films for the LICENSEE's "Videoquest" system for a period of 12 months. In consideration thereof, the LICENSEE shall pay the LICENSOR a license fee in the amount of [***] % of the net revenues--which are to be documented by the LICENSEE--for the months in which it presents no films by way of hotel guest presentation (as defined in this contract). The LICENSEE shall settle with regard to the relevant net revenues by the 15th of the month for the preceding calendar month.


     --------------------------------------------------------------------
[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

           The license fee shall be paid by the LICENSEE on a monthly basis immediately following receipt of the relevant invoices from the LICENSOR. Payment for the aforementioned films made available for use in the LICENSEE's Videoquest system shall be made together with settlement.

     (b) The LICENSEE shall pay the LICENSOR a license fee in accordance with appendix C on the basis of the total number of rooms communicated to the LICENSOR by the LICENSEE pursuant to sec. 3 (b) of the Standard Contract Terms; increases shall apply starting from the point in time at which additional rooms are added.

     (c) Immediately after the time of the addition of rooms, or upon the LICENSOR's consent to the possible expansion to include additional rooms in a new HOTEL pursuant to sec. 5 (a) of this agreement, the LICENSEE shall pay the LICENSOR the portion of the additional license fee allocable to the current month. For the following months, the LICENSEE shall pay the additional license fee in advance, together with the minimum license fee pursuant to sec. 2 (a), above.

     (d) All payments shall be made by wire transfer to the bank account communicated by the LICENSOR. The license fees allocable to the LICENSOR shall be understood to exclude value-added tax and other taxes. Customs duties or other charges or fees which are imposed on the delivery and presentation of films pursuant to this contract. The value-added tax payable by the LICENSEE pursuant hereto shall be listed in addition in the invoice by the LICENSOR for the relevant license fee payment. Invoices of the LICENSOR shall be payable immediately without deduction upon receipt by the LICENSEE.

3.   (a)   Subject to sec. 3 (b), below, the LICENSOR hereby promises to deliver
           30 titles per year. It is hereby clarified in this connection that, to the extent that use rights to a title are granted in more than one language, this shall be deemed to constitute one title for purposes of this provision.

     (b) Subject to availability, the LICENSOR shall make available to the LICENSEE a number of video cassettes of films coordinated by the parties in advance; however, the LICENSOR hereby reserves the right to make the final decision based on its discretion.

     (c) At the end of each contract year, the LICENSEE shall have the elective right to return--all or part of--the video cassettes delivered during the expired contract year or destroy them in accordance with sec. 5 (e) of the Standard Contract Terms. Moreover, the LICENSEE may retain the video cassettes for one or more titles, but subject to the proviso that said titles shall be counted toward the titles to be delivered during the following year (maximum of 30 in the absence of agreement to the contrary) and the number of video cassettes which are to be provided therefor.

4. This agreement shall have a term of one year, calculated from the effective date thereof. It shall be extended by consecutive one-year terms, unless one of the parties terminates it in writing upon compliance with a notice period of 90 days effective at the end of a contract year.

5. A hotel guest presentation may only take place in one of the HOTELS communicated to the LICENSOR pursuant to sec. 3 (b) of the attached Standard Contract Terms upon written clearance of the HOTEL by the LICENSOR. The LICENSOR may only refuse to grant said clearance for good cause. To the extent possible, the LICENSOR shall submit its declaration in this regard within two weeks of receipt of the relevant information from the LICENSEE pursuant to sec. 3 (b) of the Standard Contract Terms. Upon clearance, appendix A shall be deemed amended mutatis mutandis.

6. Notwithstanding sec. 5 (b) of the Standard Contract Terms, the LICENSEE shall be entitled to pulse transmission with regard to the video cassette, provided that the final version of the films on the video cassettes is not impaired thereby.

7. The use rights granted pursuant hereto shall apply to the countries of Germany, Austria, Belgium, Luxembourg, the Netherlands, Spain, France, Poland, the Czech Republic, the United Kingdom, Switzerland, Hungary and Russia (hereinafter referred to as the "contract territory"). Use rights for additional countries in connection with this agreement shall require the prior written consent of the LICENSOR. If the LICENSEE applies for the grant of use rights for additional countries, the LICENSOR shall, if at all possible, communicate its decision to the LICENSEE within two weeks of receipt of the application.

8. This agreement shall be governed by the laws of the Federal Republic of Germany.

9. The attached General Contract Terms and appendices shall constitute substantial components if this agreement. To the extent that the provisions of this agreement are in conflict with those of the Standard Contract Terms, the provisions of the agreement text shall take precedence.

10. The definition of terms in the Standard Contract Terms shall also apply to this agreement. Conversely, definitions of terms contained herein shall also apply to the Standard Contract Terms.

In witness thereof, the parties executed this agreement on the date stated at the outset.



UNITED INTERNATIONAL PICTURES GmbH
by:

/s/ Paul Steinschulte
Paul Steinschulte


PRODAC GmbH
by:


/s/ Heinz Wirt
Heinz Wirt

HOTEL VIDEO

                            STANDARD CONTRACT TERMS
                            -----------------------

The following Standard Contract Terms shall supplement the special terms and conditions in the attached agreement (hereinafter referred to as the "agreement") between the LICENSOR and the LICENSEE named therein.

DEFINITIONS OF TERMS
--------------------

The following definitions shall apply to the agreement and these Standard Contract Terms:

"Availability date":          The time at which the LICENSOR is able to make the
                              video cassettes of the FILM in the stipulated format available to the LICENSEE for contractual use within the contract territory. The availability dates of the individual FILMS shall be set by the LICENSOR's end supplier, taking into account his interests and rights, as well as the relevant technical requirements for manufacture in the appropriate format, and shall not be subject to the influence of the LICENSOR.

"Beginning of presentation":  For each hotel, the point in time at which the hotel guest presentations pursuant to appendix A are scheduled to begin in the version modified according to sec. 3 (b); in the absence of an indication of a time, the date on which the agreement takes affect.

"Presentation period":        With regard to each individual FILM, the period
                              during which presentation is permitted in accordance with the agreement--beginning on the date of actual delivery of the video cassettes to the LICENSEE (no earlier, however, than the date on which the agreement takes effect)--and ending either (i) at the end time, (ii) the point in time at which the rights of the LICENSOR to grant use rights lapse or (iii) the point in time at which the LICENSOR's suppliers--for whatever reason-- adopt a provision to the effect that distribution of the FILM in connection with the agreement shall end; the earliest point in time shall govern.

"Hotels":                     The hotel(s) within the contract territory as
                              described (name and location) in appendix A in the version amended in accordance with Sec. 3 (b), provided that the hotels are hotel facilities in the true sense of the word (i) whose rooms are let to guests exclusively for the primary purpose of short-term temporary lodging and (ii) in which the presentation of FILMS represents a merely ancillary service for guests in relation to lodging.

"Hotel guest presentation":   Presentations exclusively in the respective hotel
                              rooms or suites, to which only lodging guests of the hotel have access; presentation shall take place using video cassettes over a hotel distribution facilities.

                              The term "hotel guest presentation" shall not include presentations in rooms or areas to which the general public (i.e., persons, including conference participants who are not lodging guests of the hotel) have access; the term shall also be understood to exclude presentation by means of devices or media other than those expressly stated in the preceding sentence.

"Films": The feature films listed in appendix B (including--to the extent that the terms and conditions of the agreement and these Standard Contract Terms can be applied mutatis mutandis-- the FILMS provided in sec. 2 (a) of the agreement for the LICENSEE's Videoquest system.)

"Rooms": The individual hotel rooms or suites of a hotel which (i) are available for use by hotel guests (regardless of actual occupancy) and (ii) equipped with devices for hotel guest presentations. The number of rooms in each hotel is stated in appendix A.

"End time":                   The point in time at which the contract ends in
                              accordance with sec. 4 of the agreement or according to sec. 13 below, depending on which is earlier.

"Video cassettes":            Video cassettes (in the stipulated format and
                              standard) of the FILMS with (at the discretion of the LICENSOR) subtitles and/or synchronized in a contract territory language and otherwise in a final version which are delivered to the LICENSEE by the LICENSOR either directly or through a contract laboratory pursuant to sec. 5
                              (a) for hotel guest presentations in connection with the agreement.The quality of the video cassettes shall conform to the purposes of the agreement.


LICENSE
-------

1.   (a)   The LICENSOR shall grant the LICENSEE a time-limited non-exclusive license within the scope of prevailing copyright provisions and other applicable positions to distribute FILMS for hotel guest presentations in hotels within the contract territory for the respective presentation period.

     (b) The LICENSOR shall arrange for the delivery of video cassettes to the LICENSEE or its agent, subject to the availability dates of the relevant FILMS and subject to the timely payment of license fees and other sums owed pursuant to this agreement. The LICENSEE shall not be permitted to permit a presentation of the FILMS prior to the relevant availability date or deliver video cassettes of the relevant FILMS to the hotels.

     (c) The LICENSEE shall be obligated to ensure that the FILMS are presented exclusively in the manner intended pursuant hereto, at the location defined herein and exclusively during the presentation periods. Moreover, the LICENSEE shall be obligated not to permit any presentation of the LICENSOR's FILMS concerning which the LICENSEE has not been granted express presentation rights hereby.

     (d) The LICENSOR hereby reserves all rights with respect to all FILMS, except where license rights have been expressly granted to the LICENSEE herein; the LICENSOR shall be free to exercise the rights which he reserves pursuant hereto without regard to whether, or the extent to which, such exercise of right establishes a competitive relationship vis a vis the LICENSEE or the use licensed hereby.

     (e) The agreement shall end at the end time. All rights to the FILMS shall revert to the LICENSOR upon expiration of the presentation period or at the end time--whichever comes first.


BOOKS AND AUDIT RIGHT
---------------------

2.   (a)   The LICENSEE shall be obligated to maintain complete and accurate books and records concerning the payments and revenues which it receives in connection with the agreement. Such books and records shall be retained for a period of two years starting from the end of the contract, but for not longer than a period of five years from the end of the accounting year in which the books and records were created.

           The foregoing shall always be subject to the proviso that the LICENSEE shall only be entitled to destroy such books and records if he has notified the LICENSOR in writing of such intention upon compliance with a notice period of at least 30 days.

     (b) Upon prior agreement with the LICENSEE, the LICENSOR shall have the right--which shall be exercisable by its (outside or internal) auditors, agents, representatives and/or employees--to audit, make copies or prepare excerpts of the books and records identified in letter (a), above, relating to the agreement and may do so at any time during normal business hours within the term of the agreement (including any extension thereto) and for a period of two years starting from the end of the contract. The LICENSEE's auditors shall be obligated to make their own audit documents relating to the agreement available to the LICENSOR's auditors. The LICENSEE shall ensure for the LICENSOR and its auditors that complete audits (i.e., to the extent defined for the LICENSEE under this sec. 2 with regard to books, accounts and records of third parties, completely regardless of whether they are affiliated with or independent of the LICENSEE) can be conducted with regard to the services provided for the LICENSEE by third parties for purposes of this agreement.

     (c) The LICENSOR shall bear the costs incurred in connection with the inspection, creation of copies and/or audit pursuant to letter (b). If, on the other hand, it is determined that the LICENSEE has set the payments to be made to the LICENSOR pursuant hereto excessively low or, conversely, set the amounts payable by the LICENSOR excessively high, the LICENSOR may, without prejudice to other rights to which he is entitled, demand that the LICENSEE pay the sums set forth below in addition to making payment of the full difference amount (provided that the sum of all deviations affecting the payable amount which are detected exceeds 5% of the amounts allocable to the LICENSOR at the time of the audit or at least the equivalent of US$ 1,000 in local currency):

           (i) all costs incurred by the LICENSOR or in its name for the purpose of ascertaining the deviation (particularly all directly allocable travel and maintenance costs, as well as the assignable salary expense on the part of the LICENSOR) and

           (ii) interest on the entire difference amount on a cumulative basis in the amount of 4% above FIBOR starting from the first due date for the payment relating to the relevant owed sum.

     (d) Examinations pursuant to the foregoing shall be conducted (following announcement) at reasonable times during ordinary business hours within the term of the agreement (including any extension thereto) or within two years of the end of the agreement.

REPORTS
-------

3.   (a)   On the closing date of June 30 of each year or other point in time set by mutual agreement of the parties, the LICENSEE shall give the LICENSOR an inventory list in a form acceptable to the latter which lists the title of the FILMS, as well as the format and place of use of all video cassettes in the possession of the LICENSEE. The foregoing shall be sent to the LICENSEE by no later than July 30. The LICENSOR reserves the right to check the inventory lists on a random basis at any time during normal business hours during the term of this agreement.

     (b) Within 30 days from the end of the month, the LICENSEE shall give the LICENSOR a monthly list of:

           (i)   changes in the number of rooms of the hotels;

           (ii) new hotels in which the installation of technical facilities for hotel guest presentations is impending during the upcoming months, as well as the planned start of hotel guest presentations and the planned number of rooms for each new hotel--without prejudice to the requirement of prior consent of the LICENSOR pursuant to sec. 5 (a) of the agreement;

           (iii) existing hotels in which an end to hotel guest presentations is pending during the following months;

           (iv) the titles played pursuant to this agreement during the relevant month.

           As a request of the LICENSOR, the LICENSEE shall be obligated to submit to the LICENSOR a written confirmation of the hotels concerning the number of rooms in the relevant hotel and/or the actual beginning or actual ending of hotel guest presentations in the hotel.


TAXES
-----

4. The LICENSEE shall assume all present and future taxes (particularly including transfer, source and value-added tax), import duties, other taxes and inspection office fees (including interest and penalty surcharges allocable thereto) in connection with the licensing, leasing, delivery, import, presentation, possession or use of the FILMS or video cassettes or the payments made and received in accordance with the agreement.


DELIVERY AND RETURN
-------------------

5.   (a)   The LICENSOR shall provide the LICENSEE or its agent with video cassettes in the quantity stipulated in the agreement. Delivery shall be made either by the LICENSOR directly or--at its election and with its prior written consent--by a laboratory cleared by the LICENSOR and the Motion Picture Expert Association of America (MPEAA). In the latter case, the LICENSEE shall submit its purchase orders for video cassettes directly to the LICENSOR, who shall forward them to the laboratory in question. The LICENSEE shall not be permitted to order directly from the laboratory.

     (b) The LICENSEE may only use video cassettes in accordance with the agreement. The LICENSEE shall be prohibited from duplicating video cassettes--in their entirety or in part. All cutting, editing and title changes or other modifications of the video cassettes shall require the written consent of the LICENSOR and shall be carried out solely at the expense of the LICENSEE.

     (c) The LICENSOR shall bear the costs of manufacturing the master copy of the video cassettes and (if delivery is made by a cleared laboratory) the shipping and handling costs in connection with the delivery of the video cassettes to the laboratory. All other costs and outlays, including the costs of manufacture and duplication of video cassettes and the costs of transportation and insurance in connection with the delivery of video cassettes in the final format to the LICENSEE within the contract territory, shall be charged to the LICENSEE. The LICENSEE shall be free to dictate to the LICENSOR the manner of transportation desired by the LICENSEE. If the LICENSEE fails to do so, the LICENSOR shall select the manner transport at its reasonable discretion. The LICENSEE shall be obligated to promptly settle the invoices concerning the costs and outlays which he must bear pursuant to the foregoing, particularly transport and related costs. If the LICENSOR is guilty of delay in delivery and increased transport costs arise in--wholly or partially--making up for the delay, the additional costs in question shall be charged to the LICENSOR. if the LICENSOR delivers the video cassettes directly to the LICENSEE, the latter shall be charged with all costs and outlays which he must bear pursuant to the foregoing. the LICENSEE shall be obligated to settle the relevant invoices promptly.

     (d) Upon expiration of the presentation period, but not later than the end time, the LICENSEE shall return the relevant video cassettes to the LICENSOR or another person or office designated by the LICENSOR.

     (e) If, during the term of the agreement, the LICENSEE is of the opinion that video cassettes should be erased or destroyed, he shall be obligated to obtain the prior written consent of the LICENSOR, which shall also extend to the proposed procedure and location of erasure or destruction. In the case of erasure of the video cassettes, the LICENSEE shall ensure complete erasure of the contents of the cassettes. For each erased or destroyed cassette, he shall be obligated to submit a destruction record to the LICENSOR in the form jointly defined with the LICENSOR. Notwithstanding sec. 6 (a), the LICENSEE shall be entitled to retain all blank video cassettes following erasure.

     (f) A violation by the LICENSEE of the provisions of this sec. 5-- including, in particular, the use of video cassettes of FILMS which are not video cassettes under the contract--this shall establish the elements of a violation of substantial obligations of the agreement.

OWNERSHIP RIGHTS
----------------

6.   (a)   All video cassettes delivered pursuant to the agreement shall remain the property of the LICENSOR or its suppliers who shall hold all of the following rights arising from ownership.

     (b) The LICENSEE shall not be permitted to remove copyright notices or trademarks from the video cassettes or promotional material for the FILMS or permit removal by third parties. The LICENSEE shall be prohibited from presenting video cassettes or permitting a presentation without a copyright notice in the form of appendix D or other form permitted in advance by the LICENSOR in advance.

     (c) The LICENSEE shall acquire no personal rights in the trademark of the LICENSOR and the LICENSOR's suppliers. The LICENSEE shall be permitted to use said trademarks solely in connection with the FILMS.

     (d) The LICENSEE shall be obligated to use the video cassettes in accordance with the agreement and shall be obligated not use other video cassettes of the FILM products of the LICENSOR or its suppliers for purposes (including program preview) which are not expressly named in the agreement.

     (e) The LICENSEE shall take all available measures to ensure that the video cassettes delivered to the hotels are not used by third parties for non-contractual purposes. The LICENSEE shall be further obligated to obtain a declaration of obligation from its customers to the effect that they will use their best efforts to endeavor to protect the video cassettes from unauthorized use and unauthorized exploitation and/or commercial use. The LICENSEE shall confirm that it shall reject a delivery from customers which violate this obligation. Moreover, the LICENSEE shall use its best efforts to ensure that no video cassette recorder or other AV equipment can be connected to television sets in the rooms of the hotels in which the presentation of FILMS is received by in-house TV sets and shall use its best efforts to ensure that all video cassettes are stored and transported in such a manner that they are protected against theft, loss and/or damage in the best manner possible.

     (f) The LICENSEE shall notify the LICENSOR promptly if it becomes aware of the violation of a copyright or trademark in conjunction with the FILMS or a trademark used in connection with the FILMS.

     (g) A violation of the provisions of this sec. 6 on the part of the LICENSEE shall establish the elements of the violation of substantial duties of the agreement.


GUARANTEES
----------

7.   (a)   The LICENSOR hereby guarantees that the exercise of the rights granted herein shall require no additional permission and that the rights of third parties are not violated, excluding rights of public performance and mechanical duplication of copyright-protected material contained in the FILMS. However, the LICENSOR shall make no guarantee or promise concerning local statutes or regulations which apply in a certain country to the exercise of the rights granted herein; accordingly, it shall be deemed agreed that compliance with statutes and/or regulations shall be exclusively up to the LICENSEE and that the LICENSEE shall indemnify the LICENSOR on any claims relating to compliance with local statutes and/or regulations and/or shall be obligated to compensate the LICENSOR for any damages incurred.

     (b) The LICENSOR hereby guarantees that it is or will be in possession of all permits and licenses which will be necessary for the importation, utilization and presentation of the FILMS in the hotels within the contract territory during the presentation period and for making payments in accordance with the agreement.

     (c) Moreover, the LICENSEE hereby guarantees that it has concluded binding contracts with the hotels concerning the presentation of FILMS starting from the start of presentation according to appendix A--in the amended version set forth in sec. 3 (b)--and that it is not and shall not be in default during the term of the agreement with regard to the performance of its obligations pursuant to the contracts which have been concluded.


COMPENSATORY DAMAGES
--------------------

8. The LICENSEE shall be obligated to compensate or indemnify the LICENSOR for all costs, liability, outlays and/or damages, including lost profits, which the LICENSOR suffers due to a violation or asserted violation of the terms of the agreement by the LICENSEE, the hotel or other natural person or legal entities acting in the name of or by authority of the LICENSEE or the hotel or its employees, decision-making representatives.

INSURANCE
---------

9.   (a)   It shall be up to the LICENSEE to insure all video cassettes against theft, loss and/or damage.

     (b) In the event of theft, damage, loss or destruction of a video cassette, the LICENSEE shall present the LICENSOR with a sworn declaration concerning the facts in a form which is acceptable to the LICENSOR.


PERFORMANCE, PRESENTATIONS, ADVERTISING
---------------------------------------

10.  (a)   The FILMS shall be presented in their original sequence in synchronized version with sound reproduction. Cuts or other changes, including changing the titles, shall be impermissible.

     (b) Without prejudice to the provision of the foregoing letter (a), presentation of the FILMS in connection with advertising--excluding the advertising of services of the hotel--shall not be permitted without the prior written consent of the LICENSOR.

     (c) The LICENSEE shall be obligated to pay, or cause the hotel to pay, all license fees and other fees and taxes which are incurred in connection with the distribution and presentation of the FILMS, including sound reproduction, in the hotels.

     (d) The LICENSEE may use only the original material provided by the LICENSOR for advertising or announcement purposes.

     (e) The LICENSEE shall be permitted to present FILMS for presentation purposes, particularly at technical trade shows and in promoting its deliveries/services, provided that it obtains the prior written consent of the LICENSOR therefor. Consent shall be denied only for good cause.

RELATIONSHIPS OF THE PARTIES TO ONE ANOTHER
-------------------------------------------

11. The LICENSEE is neither an agent nor a representative of the LICENSOR, and the agreement shall establish no corporate/partnership(1) relationship or joint venture. Declarations by the LICENSEE shall not bind the LICENSOR, nor shall the LICENSOR be liable for acts or omissions on the part of the LICENSEE.

BEARING OF RISKS
----------------

12. The LICENSEE shall be fully responsible for all costs and shall bear all risks in connection with:


     (a) the transport of video cassettes into and within the contract territory;

     (b) the reasonable and safe storage of the video cassettes within the contract territories;

     (c) compliance with import provisions and tax restrictions within or in connection with the contract territory;

     (d) acquisition of clearance certificates from inspection offices in the contract territory and acquisition of all other certificates of non-objection and permits which are necessary in or in connection with the contract territory.


DEFAULT
-------

13.  (a)   The following events shall establish default in connection with performance of this agreement:

           (i) if the LICENSEE applies for the opening of an insolvency proceeding or commits an act relevant with respect to insolvency law, applies for a debt regulation or (if the LICENSEE is a corporation/partnership(2)) a resolution is adopted or an order is issued pursuant to which the corporation/partnership is dissolved;

           (ii) if the LICENSEE violates a substantial provision of the agreement, particularly sections 5 or 6;

___________________________
(1) DEPENDING ON THE CONTEXT--WHICH IS NON-EXISTENT IN THIS CASE--THE GERMAN BUSINESS ASSOCIATION GESELLSCHAFT MAY MEAN EITHER CORPORATION OR PARTNERSHIP.

(2)  See previous note.

           (iii) if the LICENSEE violates another provision contained herein and the violation is not remedied within 10 days following receipt of a warning by the LICENSOR.

     (b) Upon occurrence of a case of default, the LICENSOR may--without prejudice to other rights to which it is entitled--terminate the agreement without notice at its election, with the consequence that the outstanding license fee and other sums payable to the LICENSOR pursuant hereto shall be due and payable immediately. In the event of such an ending, the LICENSEE shall be obligated to return all video cassettes to the LICENSOR immediately--which shall not establish a duty on the part of the LICENSOR to first refund payments received from the LICENSEE. The LICENSOR shall have the right to notify the hotels of such an end to the contract. He shall not be liable for damage or detriment suffered by the LICENSEE as a result of such end to the contract.

     (c) At the election of the LICENSOR, the violation of provisions of other contracts between the LICENSEE and the LICENSOR shall be deemed to be an event establishing defaults for purposes of the agreement if said violation does not establish default under the other contracts.

     (d) The foregoing rights shall apply in addition to all other rights and legal remedies to which the LICENSOR is entitled by statute or elsewhere.


ACTS OF GOD
-----------

14. Notwithstanding other provisions of the agreement, if the performance of obligations pursuant hereto is impossible, restricted, delayed or prevented for reasons which one party is, in good faith, wholly or partially not responsible--particularly as a result of impediment due to fire, storm, war, invasions, acts of enemies of state, hostile acts (regardless of whether a declaration of war is issued), civil war, revolt, strike or industrial acts, due to the provisions of a statute, regulation, decree, order or other governmental measure or due to transport delays--the affected party shall be excused from the obligation of contractual performance and released without sanction provided that the restriction, delay or prevention of contractual performance is attributable thereto; however, this shall apply subject to the proviso that neither all nor part of the license fee shall be refunded and that the LICENSEE shall be entitled to no other payment claims against the LICENSOR arising from the fact that--for a reason for which the LICENSOR is not, in good faith, responsible--it is impossible for the LICENSEE to present the FILMS in the hotels or otherwise fully satisfy the LICENSEE's expectations concerning presentation within the contract territory.

RULES OF CONDUCT
----------------

15.  (a)   The LICENSEE hereby acknowledges that it is not permissible to offer, send or promise all or part of the counterperformance effected pursuant to this agreement--indirectly or directly--to public employees, a political party or office holder therein or a candidate for a political office for the purpose of

           (i) exercising influence on an act or decision of the person or party in question; or

           (ii) causing a person or party to exercise his or its influence on or affect acts or decisions of a federal, state or municipal government or one of its agencies.

           For purposes of this section, the term "public employees" shall mean all officials and employees in a federal, state or municipal government or their ministries/departments or one of their agencies or offices and any and all persons who act in an official capacity for or in the name of the aforementioned.

     (b) In performing the obligations to which it is subject pursuant hereto, the LICENSEE shall comply with all applicable statutes and regulations in the contract territory and shall be obligated to demand that its employees, representatives and other persons with whom it enters into contracts for the purpose of performance of its obligations pursuant hereto act likewise; this shall apply subject to the proviso that omissions on the part of the representatives and employees of the LICENSEE shall not release the LICENSEE from its obligations pursuant hereto.


COMPLIANCE WITH MPEAA PROVISIONS
--------------------------------

16. At the request of the LICENSOR, the LICENSEE shall be obligated to satisfy all orders or resolutions which affect the contract territory in whole or in part and are issued or adopted by the MPEAA or a successor organization which represents the interest of distributors of American FILM works, except to the extent that local law or pre-existing contractual obligations of the LICENSEE would be violated thereby.

GENERAL
-------

17.  (a)   Unless otherwise provided, all communications required pursuant hereto shall be made in writing by personal delivery, registered mail, fax or telex (the identification of the recipient must appear at the beginning and end of the sender's copy). Communications shall be deemed to have been received at the time of personal delivery, seven days following surrender to the post office in the case of shipment via registered mail or at the point in time at which a fax or telex is transmitted.

     (b) The waiver of the exercise of rights in the case of a contractual breach shall not be deemed a waiver of rights in the case of other contractual breaches.

     (c) Without the prior written consent of the LICENSOR, the LICENSEE shall not be entitled to assign this agreement--in whole or in part. The LICENSOR may assign the agreement in whole or in part to corporations affiliated with the LICENSOR or to third parties in connection with a corresponding transfer of the LICENSOR's business operation.

     (d) The LICENSEE shall not be permitted to grant sub-licenses with regard to rights granted to it pursuant to this agreement or use a representative, unless the LICENSOR has consented thereto in writing; the LICENSOR shall be entitled to refuse consent for any reason without indicating the grounds therefor.

     (e) The agreement contains the entire agreement between the parties. Any earlier oral or written arrangements concerning the performance provided pursuant hereto are repeated in the agreement. To the extent that this has not occurred, they shall be canceled hereby. The LICENSOR has undertaken no assurances beyond those expressly contained in the agreement.

     (f) Modifications to or the rescission of the agreement must be in writing and signed by both parties in order to be effective.

     (g) It shall be prohibited for the LICENSEE to offset rights and/or claims held by the LICENSOR pursuant to the agreement on the basis of other legal relationships, unless the LICENSEE's counterclaims are undisputed or established by final legal determination.

     (h) The headings contained in the agreement text serve strictly reference purposes and shall not be taken into account in the application and construction of the relevant provision.

     (i) To the extent that reference to specific sections is made herein, this shall refer to sections of these Standard Contract Terms, unless otherwise indicated.

     (j) In the event that provisions of the agreement are or should be found to be invalid, this shall not affect the validity of the remaining provisions; instead, the latter shall remain fully in affect.


UNITED INTERNATIONAL PICTURES GmBH


By: 3/2/96 /s/ Paul Steinschulte

Name:     Paul Steinschulte
Title:    General Manager


     United International Pictures GmbH
     Hahnstrasse 31/35
     60528 Frankfurt am Main


LICENSEE

By:  /s/ Heinz Wirt

Name:     Heinz Wirt
Title:    General Manager


          Prodac
          Prozessdatentechnik GmbH
          - Electronicsysteme -
          Max-Planck-Str. 38   50858 Cologne

                                   APPENDIX A
                                   ----------



NO.  NAME OF HOTEL ADDRESS    COUNTRY    NO. OF ROOMS
---  ------------- --------   -------    ------------


     Immediately upon conclusion of the contract (signing of the contract) the LICENSEE shall give the LICENSOR a complete list of all its contract hotels, including the hotels of its sublicensees.

                                                         VERSION:  FEBRUARY 1996

                                  APPENDIX A
                                  HOTEL LIST


POS.  HOTEL NAME                              CITY                  COUNTRY    ROOM
                                       [***]

                                  Page 1 of 6


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      treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                         VERSION:  FEBRUARY 1996

                                  APPENDIX A
                                  HOTEL LIST

                                     [***]

                                  Page 2 of 6
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      treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                         VERSION:  FEBRUARY 1996

                                   ANHANG A
                                  HOTEL LIST

                                    [***]

                                  Page 3 of 6


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      treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                         VERSION:  FEBRUARY 1996

                                   APPENDIX A
                                   HOTEL LIST

                                     [***]

                                  Page 4 of 6
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      treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                         VERSION:  FEBRUARY 1996

                                  APPENDIX A
                                  HOTEL LIST

                                     [***]

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      portions have been filed separately with the Commission.

                                  APPENDIX B
                                  ----------



The maximum of 30 feature films, plus 20 feature films for "Videoquest" in accordance with the more specific terms of the agreement, each based on the LICENSOR's availability.

                                   APPENDIX C
                                   ----------


NO. OF HOTEL ROOMS            ANNUAL LICENSE FEE in DM
------------------            ------------------------
                            Pursuant to AGREEMENT (S) 2a


                                     [***]



                                Plus value-added tax



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[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                  APPENDIX D
                                  ----------


The license rights to the film recorded on this video cassette (including language and music) shall apply only to utilization outside of film theaters. Presentation in hotels shall be permitted only for guests in the hotel rooms via the hotel in-house distribution facility. Presentation in private rooms or rooms to which the general public has access, such as hotel halls, salons, bars, restaurants, discotheques or the like, shall not be permissible under any circumstances. All other rights shall remain reserved. Title to the video cassette shall be held by the LICENSOR in accordance with the rights granted to him.


The unauthorized duplication, editing, performance, leasing, exchange, loan, public dissemination and/or broadcast of this video cassette--in whole or in part--is strictly prohibited. Violations shall be subject to civil and/or criminal prosecution.

                                  APPENDIX E
                                  ----------


SUBLICENSE
----------


     The LICENSOR hereby permits the LICENSEE to grant the following firms and hotels (see appendix A) sublicenses to the video feature films provided to LICENSEE by the LICENSOR under this agreement, with its Standard Contract
     Terms:


                                     [***]


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[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                              APPENDIX E                 Version:  February '96
                              ----------

[***]



NO.      HOTEL NAME                             CITY      COUNTRY     ROOMS
                                     [***]


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[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.